Exhibit 99.1

Vroom Reports Third Quarter 2020 Results

Vroom Delivers Record Ecommerce Units and Gross Profit

Ecommerce Unit Sales Up 59% YoY

Ecommerce Gross Profit Up 120% YoY

NEW YORK – November 11, 2020 – Vroom, Inc. (NASDAQ:VRM), a leading e-commerce platform for buying and selling used vehicles, today announced financial results for the third quarter ended September 30, 2020 (“Q3 2020”).

HIGHLIGHTS OF THIRD QUARTER 2020

•	8,823 ecommerce units sold, up 59% YoY
•	Ecommerce revenue of $221.8 million, up 25% YoY
•	Ecommerce gross profit of $19.3 million, up 120% YoY

Paul Hennessy, Chief Executive Officer of Vroom, commented:

“I am very pleased with our results for the third quarter, in which we successfully managed the challenges presented by the COVID-19 pandemic, outperformed our plan, demonstrated the strength of our business model, and hit the accelerator on significantly scaling our business. By doing the things we said we would do -- adding vehicle inventory, increasing marketing, relying on data to drive decision making, and enhancing our customer experience -- we increased the velocity of the Vroom flywheel, drove conversion and increased GPPU. We will continue to execute our plan and invest in the growth of our business as we transform the market for buying and selling used vehicles.”

COVID-19 Update

Note: All sequential comparisons are on a current quarter over prior quarter basis.

After the initial disruption in our ecommerce operations due to the COVID-19 pandemic, consumer demand for used vehicles has returned to pre-COVID-19 levels and, in the three months ended September 30, 2020, we experienced continued strong consumer demand for our ecommerce solutions and contact-free delivery. Ecommerce units sold increased sequentially 31.4% to 8,823 units driven by increased consumer demand, higher inventory levels and increased marketing spend, and ecommerce revenue increased sequentially 26.3% to $221.8 million.

Ecommerce gross profit and gross profit per unit experienced strong sequential growth of 167.4% to $19.3 million and 103.5% to $2,188 per unit, respectively.

THIRD QUARTER 2020 FINANCIAL DISCUSSION

All financial comparisons are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2020	Change	% Change	2019	2020	Change	% Change
	(in thousands, except unit data and average days to sale)				(in thousands, except unit data and average days to sale)
Ecommerce units sold	5,563	8,823	3,260	58.6%	12,606	23,466	10,860	86.1%
Ecommerce revenue:
Vehicle revenue	$174,510	$213,943	$39,433	22.6%	$381,709	$610,008	$228,299	59.8%
Product revenue	3,603	7,818	4,215	117.0%	7,212	20,493	13,281	184.2%
Total ecommerce revenue	$178,113	$221,761	$43,648	24.5%	$388,921	$630,501	$241,580	62.1%
Ecommerce gross profit:
Vehicle gross profit	$5,171	$11,486	$6,315	122.1%	$14,611	$20,296	$5,685	38.9%
Product gross profit	3,603	7,818	4,215	117.0%	7,212	20,493	13,281	184.2%
Total ecommerce gross profit	$8,774	$19,304	$10,530	120.0%	$21,823	$40,789	$18,966	86.9%
Average vehicle selling price per ecommerce unit	$31,370	$24,248	$(7,122)	(22.7)%	$30,280	$25,995	$(4,285)	(14.2)%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$929	$1,302	$373	40.2%	$1,159	$865	$(294)	(25.4)%
Product gross profit per ecommerce unit	648	886	238	36.7%	572	873	301	52.6%
Total gross profit per ecommerce unit	$1,577	$2,188	$611	38.7%	$1,731	$1,738	$7	0.4%
Ecommerce average days to sale	71	52	(19)	(26.8)%	67	62	(5)	(7.5)%

Ecommerce Units

Ecommerce units sold increased 58.6% to 8,823 driven by increased consumer demand, higher inventory levels and increased marketing spend. Average monthly unique visitors to our platform increased 19.4% to 928,277.

Ecommerce Revenue

Ecommerce revenue increased 24.5% to $221.8 million.

•

Ecommerce Vehicle revenue increased 22.6% to $214.0 million. The increase in ecommerce Vehicle revenue was primarily attributable to the increase in ecommerce units sold, partially offset by a decrease in the average selling price per unit, which decreased from $31,370 to $24,248. The decrease in average selling price was driven by demand predicted by our data analytics.

•

Ecommerce Product revenue increased 117.0% to $7.8 million.  The increase in ecommerce Product revenue was primarily attributable to the increase in ecommerce units sold, and further increased by an improvement in ecommerce Product revenue per unit, which increased from $648 to $886 per unit. The increase in ecommerce Product revenue per unit was driven by higher attachment rates, improved financing features in our ecommerce platform as well as our strategic partnerships.

Ecommerce Gross Profit

Ecommerce gross profit increased 120.0% to $19.3 million.

•

Ecommerce Vehicle gross profit increased 122.1% to $11.5 million. The increase in ecommerce Vehicle gross profit was due to a $373 increase in ecommerce Vehicle gross profit per unit, driven primarily by improvements in inbound logistics and reconditioning costs and the increase in ecommerce units sold.

•

Ecommerce Product gross profit increased 117.0% to $7.8 million. The increase in ecommerce Product gross profit was primarily attributable to the increase in ecommerce units sold, and further increased by an improvement in ecommerce Product gross profit per unit, which increased from $648 to $886 per unit. The increase in Product gross profit per unit was driven by higher attachment rates, improved financing features in our ecommerce platform as well as our strategic partnerships.

Ecommerce Gross Profit per Unit

Ecommerce gross profit per unit increased 38.7% to $2,188.

•	Ecommerce Vehicle gross profit per unit increased 40.2% to $1,302, driven primarily by improvements in inbound logistics and reconditioning costs.
•

Ecommerce Product gross profit per unit increased 36.7% to $886. The increase in Product gross profit per unit was driven by higher attachment rates, improved financing features in our ecommerce platform as well as our strategic partnerships.

Results by Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2020	Change	% Change	2019	2020	Change	% Change
	(in thousands)				(in thousands)
Units:
Ecommerce	5,563	8,823	3,260	58.6%	12,606	23,466	10,860	86.1%
TDA	3,282	1,463	(1,819)	(55.4)%	9,444	5,608	(3,836)	(40.6)%
Wholesale	5,420	6,166	746	13.8%	16,046	14,110	(1,936)	(12.1)%
Total units	14,265	16,452	2,187	15.3%	38,096	43,184	5,088	13.4%

Revenue:
Ecommerce	$178,113	$221,761	$43,648	24.5%	$388,921	$630,501	$241,580	62.1%
TDA	103,106	37,272	(65,834)	(63.9)%	281,603	150,901	(130,702)	(46.4)%
Wholesale	59,054	63,972	4,918	8.3%	165,705	170,469	4,764	2.9%
Total revenue	$340,273	$323,005	$(17,268)	(5.1)%	$836,229	$951,871	$115,642	13.8%
Gross profit:
Ecommerce	$8,774	$19,304	$10,530	120.0%	$21,823	$40,789	$18,966	86.9%
TDA	6,650	2,798	(3,852)	(57.9)%	18,830	9,144	(9,686)	(51.4)%
Wholesale	247	3,343	3,096	1,253.4%	875	1,506	631	72.1%
Total gross profit	$15,671	$25,445	$9,774	62.4%	$41,528	$51,439	$9,911	23.9%
Gross profit per unit:
Ecommerce	$1,577	$2,188	$611	38.7%	$1,731	$1,738	$7	0.4%
TDA	$1,974	$1,828	$(146)	(7.4)%	$1,931	$1,569	$(362)	(18.8)%
Wholesale	$46	$542	$496	1,078.3%	$55	$107	$52	94.5%
Total gross profit per unit	$1,099	$1,547	$448	40.8%	$1,090	$1,191	$101	9.3%

Total Units

Total units sold increased 15.3% to 16,452.

•	Ecommerce units sold increased 58.6% to 8,823, as discussed above.
•	TDA units sold decreased 55.4% to 1,463, primarily due to continued disruptions related to the COVID-19 pandemic in the Houston area.
•	Wholesale units sold increased 13.8% to 6,166, primarily due to an increase of wholesale grade units purchased from consumers.

Total Revenue

Total revenue decreased 5.1% to $323.0 million.

•	Ecommerce revenue increased 24.5% to $221.8 million, as discussed above.
•	TDA revenue decreased 63.9% to $37.3 million. TDA revenue decreased primarily due to the decrease in TDA units sold and a lower average selling price per unit, which decreased from $30,236 to $24,316.
•

Wholesale revenue increased 8.3% to $64.0 million. The increase in wholesale revenue was primarily attributable to the increase in wholesale units sold, partially offset by a decrease in wholesale average selling price per unit, which decreased from $10,896 to $10,375.

Total Gross Profit

Total gross profit increased 62.4% to $25.4 million.

•	Ecommerce gross profit increased 120.0% to $19.3 million, as discussed above.
•	TDA gross profit decreased 57.9% to $2.8 million. TDA gross profit decreased primarily due to lower TDA units sold and a decrease in TDA gross profit per unit of $146.
•	Wholesale gross profit increased to $3.3 million. Wholesale gross profit increased primarily due to an increase in wholesale gross profit per unit of $496.

Total Gross Profit per Unit

Total gross profit per unit increased 40.8% to $1,547.

•	Ecommerce gross profit per unit increased 38.7% to $2,188.
•	TDA gross profit per unit decreased 7.4% to $1,828.
•	Wholesale gross profit per unit increased to $542.

SG&A

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2020	Change	% Change	2019	2020	Change	% Change
	(in thousands)				(in thousands)
Compensation & benefits	$19,050	$22,881	$3,831	20.1%	$52,018	$63,821	$11,803	22.7%
Marketing expense	14,606	15,341	735	5.0%	34,442	44,829	10,387	30.2%
Outbound logistics	4,255	8,500	4,245	99.8%	9,199	19,762	10,563	114.8%
Occupancy and related costs	2,770	2,610	(160)	(5.8)%	8,041	7,574	(467)	(5.8)%
Professional fees	3,497	1,773	(1,724)	(49.3)%	9,378	5,697	(3,681)	(39.3)%
Other	6,756	10,022	3,266	48.3%	18,131	25,735	7,604	41.9%
Total selling, general & administrative expenses	$50,934	$61,127	$10,193	20.0%	$131,209	$167,418	$36,209	27.6%

Selling, general and administrative expenses increased 20.0% to $61.1 million. The increase was primarily due to a $3.6 million increase in stock-based compensation included within compensation and benefits, a $4.2 million increase in outbound logistics costs partially attributable to the growth in ecommerce units sold, which increased outbound logistics costs by $2.5 million, and increases in market rates of logistics providers, which increased outbound logistics costs by $1.7 million, and a $3.3 million increase in other selling, general and administrative expenses primarily related to additional insurance costs associated with being a publicly traded company. These increases were offset by a $1.7 million decrease in professional fees.

We expect selling, general and administrative expenses to increase in the future as we scale our business and sell more ecommerce units. We will also continue to invest in and improve our customer experience and invest in expanding our proprietary logistics network including our last-mile delivery operations.

Loss from Operations and Net Loss

Loss from operations slightly increased 0.3% to $36.9 million. Net loss decreased 4.8% to $37.9 million.

Non-GAAP Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance: EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense and we calculate Adjusted EBITDA as EBITDA adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and the one-time, IPO related non-cash revaluation of a preferred stock warrant. We calculate Adjusted loss from operations as operating loss adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and we calculate Non-GAAP net loss as net loss adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and the one-time, IPO related non-cash revaluation of a preferred stock warrant. The following table presents a reconciliation of the Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods presented.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because EBITDA and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
	(in thousands)		(in thousands)
Net loss	$(39,764)	$(37,850)	$(100,243)	$(142,137)
Adjusted to exclude the following:
Interest expense	3,797	2,259	9,903	6,382
Interest income	(1,190)	(1,289)	(4,454)	(3,960)
Provision for income taxes	48	33	122	138
Depreciation and amortization expense	1,537	1,196	4,683	3,255
EBITDA	$(35,572)	$(35,651)	$(89,989)	$(136,322)
One-time IPO related acceleration of non-cash stock-based compensation	—	—	—	1,262
One-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	20,470
Adjusted EBITDA	$(35,572)	$(35,651)	$(89,989)	$(114,590)

Adjusted loss from operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
	(in thousands)		(in thousands)
Loss from operations	$(36,780)	$(36,873)	$(94,232)	$(119,218)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	—	—	1,262
Adjusted loss from operations	$(36,780)	$(36,873)	$(94,232)	$(117,956)

Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
	(in thousands, except share and per share amounts)
Net loss	$(39,764)	$(37,850)	$(100,243)	$(142,137)
Accretion of redeemable convertible preferred stock	(65,686)	—	(109,529)	—
Net loss attributable to common stockholders	$(105,450)	$(37,850)	$(209,772)	$(142,137)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	—	—	1,262
Add: One-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	20,470
Non-GAAP net loss	$(105,450)	$(37,850)	$(209,772)	$(120,405)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	8,615,682	121,123,472	8,591,554	53,731,475

Net loss per share, basic and diluted	$(12.24)	$(0.31)	$(24.42)	$(2.65)
Impact of one-time IPO related acceleration of non-cash stock based compensation	—	—	—	0.02
Impact of one-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	0.38
Non-GAAP net loss per share, basic and diluted	$(12.24)	$(0.31)	$(24.42)	$(2.25)
Non-GAAP net loss per share, as adjusted, basic and diluted(a)	$(0.31)	$(0.29)	$(0.77)	$(0.93)

(a) Non-GAAP net loss per share, as adjusted, has been computed to give effect to, as of the beginning of each period presented (i) the shares of common stock issued in connection with our IPO, (ii) the automatic conversion of all outstanding shares of redeemable convertible preferred stock into shares of common stock that occurred upon the consummation of our IPO and (iii) the shares of common stock issued in connection with our follow-on public offering. The computation of Non-GAAP net loss per share, as adjusted, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
	(in thousands, except share and per share amounts)
Non-GAAP net loss	$(105,450)	$(37,850)	$(209,772)	$(120,405)
Add: Accretion of redeemable convertible preferred stock	65,686	—	109,529	—
Non-GAAP net loss, as adjusted	$(39,764)	$(37,850)	$(100,243)	$(120,405)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	8,615,682	121,123,472	8,591,554	53,731,475
Add: unweighted adjustment for common stock issued in connection with IPO	24,437,500	—	24,437,500	24,437,500
Add: unweighted adjustment for conversion of redeemable convertible preferred stock in connection with IPO	85,533,394	—	85,533,394	85,533,394
Add: unweighted adjustment for common stock issued in connection with follow-on public offering	10,800,000	10,800,000	10,800,000	10,800,000
Less: Adjustment for the impact of the above items already included in weighted-average number of shares outstanding for the periods presented	—	(1,760,869)	—	(44,897,573)
Weighted-average number of shares outstanding used to compute net loss per share, as adjusted, basic and diluted	129,386,576	130,162,603	129,362,448	129,604,796

Non-GAAP net loss per share, as adjusted, basic and diluted	$(0.31)	$(0.29)	$(0.77)	$(0.93)

Financial Outlook

We expect another quarter of significant year-over-year growth in ecommerce unit sales and revenue for Q4 2020 and continued strength in total ecommerce gross profit per unit. Through the third quarter, our year-to-date ecommerce units sold has grown 86% over the prior year. Combined with our strong sequential growth quarter to quarter, we believe we are on track for continued growth into 2021. For Q4 2020, we expect the following results:

•Ecommerce unit sales of 10,500 to 11,500, implying 25% sequential growth and Q4 year over year growth of 74% at the middle of the guidance range.

•Average ecommerce selling price per unit of $24,500 to $25,500 and average ecommerce gross profit per unit of $2,050 to $2,150.

•TDA unit sales of 1,400 to 1,600, average selling price per unit of $24,500 to $25,500 and average gross profit per unit of $1,650 to $1,750.

•Wholesale unit sales of 6,000 to 7,000, average selling price per unit of $9,500 to $10,500 and average gross profit per unit of breakeven to $100.

•Total revenue of $372 to $414 million.

•Total gross profit of $24 to $28 million.

•EBITDA of ($52) to ($44) million.

•Stock-based compensation expense of $4.3 million.

•Net loss per share of ($0.41) to ($0.35).

Prior to our IPO, our shares outstanding primarily consisted of shares of redeemable convertible preferred stock, which automatically converted to shares of common stock upon the consummation of our IPO. In addition, all warrants outstanding were exercised upon the IPO or shortly thereafter, and certain stock-based compensation shares were issued or vested upon the IPO. We expect the following number of GAAP weighted average shares outstanding for the remainder of 2020:

	Quarter	YTD
Q4 2020	130,300,000	72,900,000

These estimates exclude any shares potentially issuable under stock-based compensation plans.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of November 11, 2020 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, November 11, 2020 at 5:00 p.m. ET.

The conference call can be accessed via telephone by dialing 1-833-519-1297 (or 914-800-3868 for international access) and entering the conference ID 7077759. A live audio webcast will also be available at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (NASDAQ: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations for future results of operations. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Quarterly report on Form 10-Q for the quarter ended September 30, 2020 which is available on our Investor Relations website at  ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Allen Miller

investors@vroom.com

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

(562) 294-6261

VROOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of	As of
	December 31,	September 30,
	2019	2020
ASSETS
Current Assets:
Cash and cash equivalents	$217,734	$1,161,362
Restricted cash	1,853	27,961
Accounts receivable, net of allowance of $789 and $1,809, respectively	30,848	33,799
Inventory	205,746	299,411
Prepaid expenses and other current assets	9,149	16,257
Total current assets	465,330	1,538,790
Property and equipment, net	7,828	10,051
Intangible assets, net	572	160
Goodwill	78,172	78,172
Operating lease right-of-use assets	—	14,337
Other assets	11,485	13,433
Total assets	$563,387	$1,654,943
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$18,987	$29,630
Accrued expenses	38,491	47,641
Vehicle floorplan	173,461	248,967
Deferred revenue	17,323	17,299
Operating lease liabilities, current	—	4,621
Other current liabilities	11,572	16,375
Total current liabilities	259,834	364,533
Operating lease liabilities, excluding current portion	—	10,674
Other long-term liabilities	3,073	1,886
Total liabilities	262,907	377,093
Commitments and contingencies (Note 8)
Redeemable convertible preferred stock, $0.001 par value; 86,123,364 and 10,000,000 shares authorized as of December 31, 2019 and September 30, 2020, respectively; 83,568,628 and zero shares issued and outstanding as of December 31, 2019 and September 30, 2020, respectively	874,332	—
Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 113,443,854 and 500,000,000 shares authorized as of December 31, 2019 and September 30, 2020, respectively; 8,650,922 and 130,230,591 shares issued and outstanding as of December 31, 2019 and September 30, 2020, respectively	8	130
Additional paid-in-capital	—	1,994,929
Accumulated deficit	(573,860)	(717,209)
Total stockholders’ (deficit) equity	(573,852)	1,277,850
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$563,387	$1,654,943

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
Revenue:
Retail vehicle, net	$273,743	$249,518	$652,895	$754,380
Wholesale vehicle	59,054	63,972	165,705	170,469
Product, net	7,029	9,198	16,265	25,979
Other	447	317	1,364	1,043
Total revenue	340,273	323,005	836,229	951,871
Cost of sales	324,602	297,560	794,701	900,432
Total gross profit	15,671	25,445	41,528	51,439
Selling, general and administrative expenses	50,934	61,127	131,209	167,418
Depreciation and amortization	1,517	1,191	4,551	3,239
Loss from operations	(36,780)	(36,873)	(94,232)	(119,218)
Interest expense	3,797	2,259	9,903	6,382
Interest income	(1,190)	(1,289)	(4,454)	(3,960)
Revaluation of preferred stock warrant	373	—	515	20,470
Other income, net	(44)	(26)	(75)	(111)
Loss before provision for income taxes	(39,716)	(37,817)	(100,121)	(141,999)
Provision for income taxes	48	33	122	138
Net loss	$(39,764)	$(37,850)	$(100,243)	$(142,137)
Accretion of redeemable convertible preferred stock	(65,686)	—	(109,529)	—
Net loss attributable to common stockholders	$(105,450)	$(37,850)	$(209,772)	$(142,137)
Net loss per share attributable to common stockholders, basic and diluted	$(12.24)	$(0.31)	$(24.42)	$(2.65)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	8,615,682	121,123,472	8,591,554	53,731,475

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2019	2020
Operating activities
Net loss	$(100,243)	$(142,137)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,683	3,255
Amortization of debt issuance costs	269	656
Stock-based compensation expense	2,155	8,930
Loss on disposal of property and equipment	824	46
Provision for inventory obsolescence	3,872	2,917
Revaluation of preferred stock warrant	515	20,470
Other	226	1,285
Changes in operating assets and liabilities:
Accounts receivable	(15,029)	(4,297)
Inventory	(97,524)	(96,582)
Prepaid expenses and other current assets	(3,168)	(6,639)
Other assets	(2,389)	(2,246)
Accounts payable	8,769	10,478
Accrued expenses	9,995	15,679
Deferred revenue	2,530	(24)
Other liabilities	4,487	5,335
Net cash used in operating activities	(180,028)	(182,874)
Investing activities
Purchase of property and equipment	(2,024)	(5,057)
Net cash used in investing activities	(2,024)	(5,057)
Financing activities
Repayments of long-term debt	(5,835)	—
Proceeds from vehicle floorplan	705,281	842,865
Repayments of vehicle floorplan	(611,838)	(767,359)
Payment of vehicle floorplan upfront commitment fees	—	(1,125)
Proceeds from the issuance of redeemable convertible preferred stock, net	—	21,694
Repurchase of common stock	(542)	(1,818)
Common stock shares withheld to satisfy employee tax withholding obligations	—	(2,915)
Proceeds from the issuance of common stock in connection with IPO, net of underwriting discount	—	504,023
Payments of costs related to IPO	—	(6,791)
Proceeds from the issuance of common stock in connection with follow-on public offering, net of underwriting discount	—	569,471
Payments of costs related to follow-on public offering	—	(196)
Proceeds from exercise of stock options	365	133
Other financing activities	221	(315)
Net cash provided by financing activities	87,652	1,157,667
Net (decrease) increase in cash, cash equivalents and restricted cash	(94,400)	969,736
Cash, cash equivalents and restricted cash at the beginning of period	163,509	219,587
Cash, cash equivalents and restricted cash at the end of period	$69,109	$1,189,323
Supplemental disclosure of cash flow information:
Cash paid for interest	$8,713	$5,340
Cash paid for income taxes	$209	$163
Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	$109,529	$—
Costs related to IPO included in accrued expenses and accounts payable	$113	$—
Costs related to follow-on public offering included in accrued expenses and accounts payable	$—	$1,323
Conversion of redeemable convertible preferred stock warrant to common stock warrant	$—	$21,873
Issuance of common stock as upfront payment to nonemployee	$—	$2,127
Accrued property and equipment expenditures	$342	$55